                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-1 of our reports on our audit of the consolidated financial statements of SAUER INC. AND SUBSIDIARIES and on the financial statement schedule and to all references to our firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
March 18, 1998